BRAD B. HAYNES                                                   9005 Burton Way
  CERTIFIED PUBLIC ACCOUNTANT                      Los Angeles, California 90048
                                                             Tel: (310) 273-7417
                                                             Fax: (310) 285-0865

January 7, 2002

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

        Re:     Dollar Maker/MCA Equities Ltd.

Dear Sir/Madam:

I have read Item 4(a) included in the revised Form 8K dated December 28, 2001 of Infinex Ventures, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Brad B. Haynes
Brad B. Haynes
BBH:di